UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2010

_________________________________________________________________________________
SulphCo, Inc.
_________________________________________________________________________________
(Exact name of registrant as specified in charter)

Nevada	001-32636	88-0224817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 W. Sam Houston Pkwy N., Suite 190
Houston, Texas  77043
(Address of principal executive offices)  (Zip Code)

(713) 896-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders.

SulphCo, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 10, 2010.  At the Annual Meeting, the Company’s stockholders were requested to: (1) elect four directors to serve on the Company’s board of directors for a term of one year or until the Company’s 2011 Annual Meeting of Stockholders and (2) ratify the selection of Hein & Associates LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2010.  Each of these items are more fully described in the Company’s definitive proxy statement filed on April 16, 2010.

The certified results of matters voted upon at the Annual Meeting are as follows:

Proposal No. 1 – Election of Directors: The election of each director was approved as follows:

Nominee	For	Withheld	Broker Non-Votes
Robert J. Hassler	40,950,802	822,893	35,842,505
Orri Hauksson	40,951,150	822,545	35,842,505
Dr. Larry D. Ryan	38,824,054	2,949,641	35,842,505
Fred S. Zeidman	40,761,338	1,012,357	35,842,505

Proposal No. 2 – Ratification of the Selection of Hein & Associates LLP: The ratification of the selection of Hein & Associates LLP was approved as follows:

For	Against	Abstain
76,448,177	592,804	575,219

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SulphCo, Inc.

Dated as of: June 11, 2010	By:	/s/ Stanley W. Farmer
Name: Stanley W. Farmer Title: Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

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